Exhibit 99.1
Investor Contact:
Karen Breen
303-397-8592
TeleTech Announces First Quarter 2008 Business Highlights
First Quarter Revenue Reaches A Record $368 Million;
Tenth Consecutive Quarter of Double-Digit Revenue Growth;
Signs Estimated $102 Million of Annualized Revenue During the First Quarter;
Reaffirms 2008 and 2009 Financial Goals
Englewood, Colo., May 13, 2008 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest and most geographically diverse global providers of business process outsourcing (“BPO”) solutions, today announced business highlights for the first quarter ended March 31, 2008.
TeleTech reported record first quarter 2008 revenue of $368 million, a 10.5 percent increase over first quarter 2007 revenue of $333 million. The first quarter 2008 was the tenth consecutive quarter of double-digit revenue growth.
First quarter 2008 revenue from services performed for clients in offshore locations grew approximately 29 percent to $164 million and represented 45 percent of total revenue. TeleTech currently offers offshore services from eight countries including Argentina, Brazil, Canada, Costa Rica, Malaysia, Mexico, the Philippines and South Africa. TeleTech believes it has one of the largest and most geographically diverse offshore footprints of any global BPO provider with approximately 24,000 offshore workstations representing more than 60 percent of its total delivery capacity. TeleTech believes its offshore revenue in 2008 will grow to approximately 50 percent of total revenue and its offshore capacity will be approximately 70 percent of its total delivery capacity by the end of the year. TeleTech is committed to continued offshore diversification and plans to enter at least one new offshore country by the end of 2008.
EXECUTIVE COMMENTARY ON TELETECH’S FIRST QUARTER BUSINESS HIGHLIGHTS
“I am pleased that we achieved our tenth consecutive quarter of double-digit revenue growth and delivered record first quarter revenue of $368 million,” said Kenneth Tuchman, chairman and chief executive officer. “Our strong start to 2008 reinforces our confidence in being able to perform well in a dynamic global economy. The investments we have made in a centralized global delivery model, an expansive offshore footprint and innovative, high-quality solutions have enabled us to win an estimated $102 million in annualized business during the first quarter of 2008. Our services become even more strategically relevant in the current economic environment, as evidenced by our broad-based growth across our targeted verticals and geographies. This strong pace of new business wins, coupled with our commitment to technological and operational excellence, continues to support our business outlook.”
PRELIMINARY FIRST QUARTER 2008 BUSINESS HIGHLIGHTS
Preliminary Balance Sheet Continues to Fund Organic Growth
•	As of March 31, 2008, TeleTech had cash and cash equivalents of $98 million and total debt of $74 million.
•	Capital expenditures net of investment incentives were in line with company expectations totaling approximately $15 million in the first quarter. Approximately 80 percent of capital expenditures in

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the first quarter 2008 were for growth related needs with the balance for improving TeleTech’s embedded infrastructure.
New Business
•	During the first quarter of 2008, TeleTech signed an estimated $102 million in annualized long-term revenue from new and expanded client relationships.
Business Outlook
•	Consistent with previous disclosures, TeleTech expects 2008 revenue will grow between 12 and 15 percent and operating margin will improve by approximately 200 basis points over 2007, before unusual charges, if any.
•	TeleTech expects 2008 capital expenditures will approximate $70 million with the addition of an estimated 7,000 workstations to meet continued strong demand.
•	TeleTech plans to enter at least one new offshore country by the end of 2008 and believes its offshore revenue will approximate 50 percent of total revenue and its offshore delivery capacity will represent approximately 70 percent of its total capacity by the end of the year.
•	For 2009, TeleTech expects revenue will grow between 12 and 15 percent and operating margin will improve by at least 100 basis points over 2008, before unusual charges, if any.
REVIEW OF EQUITY-BASED COMPENSATION PRACTICES AND RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On February 20, 2008, TeleTech announced that its Audit Committee had completed its review of the Company’s historical equity-based compensation practices and the related accounting (the “Review”). The Review, which covered the period from the Company’s Initial Public Offering in 1996 through August 2007, is described in more detail in a Current Report on Form 8-K filed on that date with the Securities and Exchange Commission (“SEC”).
Based on the Review and management’s own additional review, the Company has concluded that it would be necessary to record additional equity-based compensation expense during the accounting periods covered by the Review. As a result, the Company is actively working to complete the necessary restatements. The Company has made significant progress in completing these restatements and continues to work diligently with its auditors to finalize this work. The Company intends to complete this restatement concurrently with the filing of its third quarter 2007 Quarterly Report on Form 10-Q, its 2007 Annual Report on Form 10-K (the “2007 Form 10-K”) and its first quarter 2008 Quarterly Report on Form 10-Q. Restatements for fiscal years 2005 and 2006 and the first two quarters of 2007 will be reflected in the 2007 Form 10-K’s consolidated financial statements and accompanying notes. Restatement adjustments for periods prior to 2005 will be reflected as adjustments to the beginning balances of stockholders’ equity in 2005. Given the restatement adjustments are expected to largely impact periods prior to 2002, additional information on all pre-2005 restatement adjustments will be set forth in the notes to the restated financial statements.
PRELIMINARY BUSINESS HIGHLIGHTS SUBJECT TO CHANGE
Due to the forthcoming restatement, as discussed above, all business highlights described in this press release should be considered preliminary and are subject to change to reflect any necessary corrections, adjustments or changes in accounting estimates that are identified as a result of the Review, the audits of the Company’s financial statements, and the reviews of the Company’s quarterly financial statements. In addition, business highlights for the first quarter, as well as comparable periods of earlier reported years, could be affected by any restatement of prior period financial statements.
ABOUT TELETECH
TeleTech is one of the largest and most geographically diverse global providers of business process outsourcing solutions. We have a 26-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer

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base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. We have developed deep domain expertise and support approximately 300 business process outsourcing programs serving 100 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by 51,000 employees utilizing 38,000 workstations across 88 Delivery Centers in 18 countries.
FORWARD-LOOKING STATEMENTS Certain statement in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate” or comparable words. These statements include, but are not limited to, statements regarding the Company’s restatement of its historical financial statements to record additional non-cash, stock-based compensation expense related to its past stock-option grants, as well as the Company’s expectations regarding revenue, operating margin, capital expenditures, work stations, demand, offshore revenue and delivery capacity, unusual charges, and other statements in this press release.These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. Important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, include but are not limited to the following: all reported results are presented without taking into account any adjustments that may be required in connection with the review of TeleTech’s accounting for equity-based compensation plans and should be considered preliminary until TeleTech files its Form 10-Q for the quarter ended March 31, 2008; the effect of TeleTech’s failure to timely file all of its required reports under the Securities and Exchange Act of 1934, including the potential of a default under its credit facility; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares; any future decisions by the NASDAQ Global Select Market regarding continued listing of TeleTech’s common shares; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; negative tax or other implications for TeleTech resulting from any accounting adjustments or other factors; our belief that we are continuing to see strong demand for our services; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management markets, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services; our ability to achieve our year-end 2008 and 2009 financial goals, including those set forth in our Business Outlook; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic o r terrorist-related events; economic or political changes affecting the countries in which we operate; achieving continued profit improvement in our International BPO operations; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
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